UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

December 9, 2004

(Date of earliest event reported)

NUANCE COMMUNICATIONS, INC.

(Exact name of registrant as specified in charter)

Delaware	000-30203	94-3208477
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

1380 Willow Road, Menlo Park, California	94025
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:      (650) 847-0000

1005 Hamilton Court, Menlo Park, California 94025

(Former name or former address, if changed since last report.)

ITEM 5.02     Election of Director

        Pursuant to a written communication received by Nuance Communications, Inc. (“Nuance”) on December 9, 2004, Vinton Cerf has resigned as a director of Nuance. In his resignation, Mr. Cerf noted that his other duties would make it impossible for him to attend many of the future meetings of the Nuance Board of Directors in person.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: December 20, 2004	Nuance Communications, Inc.
(Registrant)

/s/ Douglas Clark Neilsson

Douglas Clark Neilsson
Vice President and General Counsel